UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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THE HACKETT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2020

Dear Shareholders of The Hackett Group, Inc.:

I am writing to you on behalf of the Board of Directors of The Hackett Group, Inc. to request that you vote “FOR” the election of John R. Harris as a director.

A proxy advisory firm has recommended a vote “AGAINST” Mr. Harris’ election. We understand that the recommendation to vote “AGAINST” Mr. Harris is due solely to the lack of gender diversity on the Board. While Mr. Harris is a member of the Nominating and Corporate Governance Committee, he is not the chair of the Committee. We strongly believe that Mr. Harris’ contributions are valuable for our Board, including his contributions as Chairman of the Compensation Committee and as a member of the Audit and Nominating and Corporate Governance Committees, and that he should be re-elected.

As described in our proxy statement for the 2020 Annual Meeting of Shareholders, the Board has been engaging with shareholders on the topic of diversity, and in particular gender diversity. While we have previously committed to actively identify qualified female candidates when a vacancy on the Board arises, the Board has determined to strengthen this commitment by committing to appoint a woman to the Board by no later than February 2021.

On behalf of the Board and for the reasons described above, we continue to recommend that you vote “FOR” the election of John R. Harris as a director.

Please refer to our 2020 Proxy Statement (available at www.investorvote.com/hckt) for more information and instructions on how to submit your vote. The Proxy Statement also contains instructions on how you may change your vote if you have already voted.

Thank you for your continued support of The Hackett Group.

Sincerely,

Ted A. Fernandez

Chairman of the Board and Chief Executive Officer

Important Additional Information

On March 19, 2020, The Hackett Group, Inc. filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2020 Annual Meeting of Shareholders. Information about the Company’s directors, director nominee and executive officers, including their direct and indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “Investor Relations” section of the Company’s corporate website at www.thehackettgroup.com.

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